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                                                                    EXHIBIT 10.6

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. The purpose of the Clear Channel Communications, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is to provide employees of Clear Channel Communications, Inc. (the "Company") and its Designated Subsidiaries with an opportunity to acquire an interest in the Company through the purchase of Common Stock of the Company, $.10 par value per share (the "Common Stock"), with accumulated payroll deductions. The Company intends the Plan to not qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Definitions.

                  a. "Authorization Form" shall mean a form or electronic communication delivered to the Company or the stock brokerage or other financial services firm designated by the Company (the "Designated Broker") by a Participant, including, without limitation, electronic filing through the voice response system ("VRS") maintained by the Designated Broker, authorizing payroll deductions as set forth in Section 5 hereof and such other terms and conditions as the Company from time to time may determine.

                  b. "Board" shall mean the Board of Directors of the Company.

                  c. "Committee" shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

                  d. "Compensation" shall mean total cash renumeration payable by the Company (or any Designated Subsidiary) to an Employee, including an Employee's portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code. Notwithstanding the foregoing, Compensation shall exclude severance payments, vacation pay and commissions paid after the termination of service, amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a stock option described in Part II, Subchapter D, Chapter I of the Code; or other amounts which receive special tax benefits, such as premiums for group term life insurance or fringe benefits excludable from income under Section 132 of the Code.

                  e. "Designated Subsidiaries" shall mean all Subsidiaries designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

                  f. "Eligible Employee" shall mean any Employee.

"Employee" shall mean any person, including an officer, who is regularly employed by the Company or one of its Designated Subsidiaries in a position classified by the Company as full-time and such Employee has been so employed in such position for at least two (2) consecutive months, and is paid through either the Company's or a Designated Subsidiaries' payroll and such pay is reported to the Internal Revenue Service on Form W-2 and not on Internal Revenue Service Form 1099 (whether or not such respective form was appropriately used). An individual is classified as full-time if such individual is expected to work for the Company or one of its Designated Subsidiaries for thirty (30) or more hours a week throughout the year. Notwithstanding the foregoing, the term "Employee" specifically excludes the following classes of individuals and such individuals are ineligible to participate in the Plan, regardless of whether the individual is determined to be a "common law employee" of the Company or any Designated Subsidiary by the Internal Revenue Service, Department of Labor, court or other tribunal of competent jurisdiction or other government agency:
(i) any leased employee; (ii) any individual who signs an agreement or contract with the Company or any Designated Subsidiary stating that he/she is not eligible to participate in the Plan; (iii) any individual the Company or any Designated Subsidiary treats as an independent contractor (whether or not


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such treatment is correct); or (iv) an employee whose terms and conditions of employment are subject to a collective bargaining agreement, unless the agreement specifically provides coverage under the Plan.

                  g. any individual who is included in a unit of employees covered by a collective bargaining agreement.

                  h. "Exercise Date" shall mean, with respect to each Offering Period, the first business day occurring on or after the fifteenth (15th) day following the Closing Date for such Offering Period in which payroll deductions are made under the Plan.

                  i. "Fair Market Value" per share as of a particular date shall mean the last reported sale price (on the last trading date immediately prior to such date) of the Common Stock on the New York Stock Exchange or such other exchange or national quotation system that the Common Stock is then trading.

                  j. "Offering Date" shall mean the first day of each month during each Plan Year; provided, that, the Committee shall have the power to change the Offering Date.

                  k. "Offering Period" shall mean a period of time during the effectiveness of the Plan, commencing on each Offering Date and ending on the last day of the month in which each such Offering Date occurs (the "Closing Date").

                  l. "Participant" shall mean an Employee who participates in the Plan.

                  m. "Plan Year" shall mean the period beginning on April 1, 2000 and ending on December 31, 2000 and each calendar year thereafter.

                  n. "Subsidiary" shall mean any corporation, if any, having the relationship to the Company described in Section 424(f) of the Code.

         3. Eligibility and Participation.

                  a. Any person who is an Eligible Employee prior to an Offering Date shall be eligible to become a Participant in the Plan beginning on that Offering Date and shall become a Participant as of that Offering Date by properly completing an Authorization Form and submitting or electronically filing it through the VRS or other means maintained by the Designated Broker by the date required by the Company. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

                  b. Any person who first becomes an Eligible Employee during an Offering Period shall be eligible to become a Participant in the Plan as of the first day of the Offering Period beginning after the date on which that person became an Eligible Employee and shall become a Participant as of such date by properly completing an Authorization Form and submitting or electronically filing it through the VRS or other means maintained by the Designated Broker by the date required by the Company. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

                  c. A person shall cease to be a Participant upon the earliest to occur of:

                                    (i) the date the Participant ceases to be an
                           Eligible Employee for any reason;

                                    (ii) the first day of the Offering Period
                           beginning after the date on which the Participant ceases payroll deductions under the Plan; or

                                    (iii) the date of a withdrawal from the Plan
                           by the Participant.

         4. Grant of Option.


                  a. On each Offering Date, the Company shall grant each Eligible Employee an option to purchase a maximum number of shares (including fractional shares) of Common Stock equal to the quotient where the numerator is equal to the product of (i) and (ii), where (i) is the percentage of the Participant's Compensation which he has elected to have withheld in accordance with Section 5 of the Plan and (ii) is such Participant's Compensation during the relevant Offering Period and the denominator is equal to the option price as determined by Section 4.b.


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below; subject to the limitations set forth in section 4.c. and 10 hereof.

                  b. The option price per share of the Common Stock subject to an offering shall be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

                  c. No Participant shall be permitted to contribute more than $25,000 per Plan Year to purchase Common Stock under the Plan.

                  d. No Participant may be granted an option if, upon such grant, such Participant would own immediately after the grant of an option under the Plan and applying the rules of Section 424(d) of the Code in determining stock ownership shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company.

         5. Payroll Deductions.

                  a. A Participant may, in accordance with rules adopted by the Committee and the Designated Broker, submit or electronically file an Authorization Form through the VRS or other means maintained by the Designated Broker that authorizes a payroll deduction of any whole percentage from one (1) percent to ten (10) percent of such Participant's Compensation on each pay period paid during the Offering Period. A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) effective as of the start of the next Offering Period, provided the Employee submits or electronically files the Authorization Form through the VRS or other means maintained by the Designated Broker requesting such change by the date required by the Company or otherwise properly contacts the Designated Broker.

                  b. All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan. A Participant may not make any additional payments into such account.

         6. Exercise of Option.

                  a. A Participant's election to purchase shares will be exercised automatically on the Exercise Date, and the maximum number of shares (including fractional shares) subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions for such Offering Period in such Participant's account. During a Participant's lifetime, his or her option to purchase shares hereunder is exercisable only by such Participant.

                  b. The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares.

         7. Delivery of Common Stock. As promptly as practicable after receipt by the Designated Broker of a request for withdrawal of Common Stock from any Participant, the Designated Broker shall arrange the delivery to such Participant of a stock certificate representing the shares of Common Stock which the Participant requests to withdraw (or deliver such shares to the Participant's brokerage account maintained at his or her broker); provided, that, unless otherwise determined by the Committee in its sole discretion, no Common Stock held for less than one-year will be distributed to a Participant. Fractional shares shall be paid in cash. Shares of Common Stock received upon stock dividends or stock splits shall be treated as having been purchased on the Exercise Date of the shares to which they relate. Upon a termination of employment for any reason, as soon as administratively feasible following the ninetieth (90th) day after such termination, the Designated Broker shall deliver to such a Participant a stock certificate representing the shares of Common Stock credited to a Participant's account (fractional shares to be paid in cash) unless such Participant notifies the Designated Broker of an alternative delivery method within such period; provided, that, if such termination is due to death, such shares shall be delivered as soon as administratively possible following the first anniversary of such death unless a Participant's beneficiary or estate, as the case may be, notifies the Designated Broker of an alternative delivery method within such period.


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         8 Withdrawal; Termination of Employment.

                  a. A Participant may withdraw from the Plan at any time by giving notice to the Company or the Designated Broker, in such form as is approved by the Company. If such withdrawal is received at least fifteen (15) days prior to the Offering Date for the next Offering Period, such withdrawal will be effective for the next Offering Period and for all future Offering Period until such time as such Participant elects to participate in the Plan by completing an Authorization Form as provided for in Section 3. If such withdrawal is received after such time, it will be effective for the next Offering Period following the one described in the prior sentence. Participant may not withdraw from an ongoing Offering Period. Upon an effective withdrawal, no further payroll deductions for the purchase of shares of Common Stock will be made for such Participant.

                  b. Upon termination of a Participant's status as an Employee during the Offering Period for any reason, including voluntary or involuntary termination, retirement or death, the payroll deductions credited to such Participant's account that have not yet been used to purchase shares of Common Stock will be used to purchase Common Stock on the Exercise Date to which such amounts relate and no future contributions will be made to the Plan. A Participant's status as an Employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, such leave is for a period of not more than ninety (90) days or reemployment upon expiration of such leave is guaranteed by contract or statute.

                  c. A Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company if such Participant remains eligible and has completed the appropriate forms necessary for such participation.

         9. Dividends and Interest.

                  a. Cash dividends paid on Common Stock held in a Participant's account shall be paid to such Participant as soon as administratively feasible. Dividends paid in Common Stock or stock splits of the Common Stock shall be credited to the accounts of Participants. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

                  b. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

         10. Stock.

                  a. The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be 3,000,000, subject to adjustment upon the occurrence of an event as provided in Section 15 hereof. If the total number of shares which would otherwise be subject to options granted pursuant to
Section 4.a. hereof on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions or refund contribution, if necessary.

                  b. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

         11. Administration. The Plan shall be administered by the Committee, and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee or its appointed administrator, if any, shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the



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Committee or its appointed administrator, if any, shall be fully effective as if it had been made at a meeting duly held. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee or its appointed administrator, if any, shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee or its appointed administrator, if any, shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

         12 Designation of Beneficiary.

                  a. A Participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive any shares and cash in the event of the Participant's death.

                  b. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may delivery such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         13. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

         14. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         15. Effect of Certain Changes. In the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure, distribution of an extraordinary dividend or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised.

         16. Amendment or Termination.

                  a. The Board may at any time terminate or amend the Plan. Notwithstanding the foregoing, the Board may appoint an administrative committee to the Plan which may approve amendments to the Plan with or without prior approval or subsequent ratification by the Board, if the amendment does not significantly change the benefits provided under the Plan, does not significantly increase the costs of the Plan, and is intended to facilitate administration of the Plan or to improve its operations. Except as provided in
Section 15 hereof, no such termination can adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant; provided, that, the Plan or any Offering Period may be terminated by the Board at any time on or before an Exercise Date or by the Board's setting a new Exercise Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interest of the Company and its stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting changes as a result of a change in generally accepted accounting rules. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.


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                  b. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion advisable that are consistent with the Plan.

         17. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         18. Regulations and other Approvals; Governing Law

                  a. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas without giving effort to conflict of law principles.

                  b. The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  c. The Plan is intended to comply with Rule 16b-3 as promulgated under Section 16 of the Exchange Act and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         19. Withholding of Taxes. On each pay period in which deductions are being made on behalf of a Participant in the Plan, the Company will withhold all applicable, Federal, state or local income and payroll taxes and other amounts which the Company determines it is required to withhold based upon such Participant's level of participation in the Plan.

         20. Effective Date. The Plan is effective as of April 1, 2000.